UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 6, 2009

SMART BALANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey		07652
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code:                  (201) 568-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 ..425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 6, 2009, Smart Balance, Inc. (the “Company”) issued a press release regarding earnings for the second quarter of 2009, a copy of which is available on our website: www.smartbalance.com.  Included in the press release was an outlook section that spoke to, among other things, second half of 2009 volume growth in case shipments of approximately 10% and higher promotion and introduction costs.  During the conference call on August 6, 2009 following the press release, in the prepared remarks and in the question and answer period, second half 2009 volume growth in case shipments, and other impacts to net sales, including higher promotion, introduction, and coupon redemption costs were discussed at various points, as well as the uncertainty in predicting these impacts.  To clarify the Company’s statements made during the conference call, the Company’s outlook for the second half of 2009 calls for percentage volume growth in case shipments of approximately 10%.  The percentage growth in net sales dollars, while still very difficult to predict due to the uncertainty in the economic and competitive landscape, is likely to be less than the growth in case shipments as the positive impact of higher pricing in the early part of the second half will likely be less than the negative impact of higher promotion costs in the business as well as introduction costs related to new products such as sour cream.

Forward Looking Statements:

Forward-looking statements, including estimates of percentage volume growth in case shipments and net sales, involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART BALANCE, INC. (registrant)

August 7, 2009	By:	/s/ Alan S. Gever
Alan S. Gever
Executive Vice President and ChiefFinancial Officer

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